Exhibit 32(b)
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended June 26, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	By:	/s/ JOSEPH G. TAYLOR
August 22, 2019	Name:	Joseph G. Taylor,
	Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)